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                                                                    EXHIBIT 99.1

                          [LETTERHEAD OF VENTAS, INC.]



                                                       Contact: Debra A. Cafaro
                                                       President and CEO
                                                                or
                                                       John C. Thompson
                                                       Vice President
                                                       (502) 357-9000


       VENTAS TO ISSUE 2001 EARNINGS AND HOLD CONFERENCE CALL ON MARCH 26
                             ----------------------

    Ventas To Participate at UBS Warburg Healthcare Conference on February 5

LOUISVILLE, Ky. (Jan. 29, 2002) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") announced today it will release its 2001 annual earnings on Tuesday, March 26, 2002. A conference call to discuss those earnings will be held that morning at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast by CCBN and can be accessed at the Ventas web site at www.ventasreit.com or www.companyboardroom.com.

Ventas To Participate at UBS Warburg Healthcare Conference

     Ventas also announced that it will webcast live President and CEO Debra A. Cafaro's presentation regarding the Company that is to be featured as part of the UBS Warburg Healthcare Services Conference on February 5, 2002. Ms. Cafaro's presentation is scheduled to begin at 3:30 p.m. Eastern Time. The presentation and accompanying slides will also be available through the Ventas website at www.ventasreit.com. Those wishing to access the presentation via telephone should dial 1-800-482-1732 and enter code 224053. Those calling from outside the United States should dial 1-719-955-0808 and enter code 224053. The presentation and accompanying slides will also be archived on the Ventas website for one month following the date of the presentation.

     Ventas, Inc. is a healthcare real estate investment trust whose properties include 44 hospitals, 216 nursing facilities and eight personal care facilities in 36 states.



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     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. and certain of its affiliates (collectively "Kindred") to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the Company's failure to qualify as a REIT due to its ownership of Kindred common stock, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998, (p) final determination of the Company's net taxable income for the tax year ended December 31, 2001, (q) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants and (r) the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of the Kindred common stock. Many of such factors are beyond the control of the Company and its management.